Exhibit 99.1

TODAY RAVEN INDUSTRIES UNVEILS DETAILS OF RAVEN AUTONOMY™ & RAVEN COMPOSITES™ AT INVESTOR DAY

SIOUX FALLS, S.D., (November 5, 2019) — Raven Industries, Inc. (the Company; NASDAQ: RAVN) will host its 2019 Investor Day today in New York City. The event will provide an overview of the Company’s strategic plan, with specific focus on two strategic platforms for growth: Raven Autonomy™ and Raven Composites™. The event will be hosted by Dan Rykhus, President and Chief Executive Officer, and Steven Brazones, Vice President and Chief Financial Officer.

The strategic plan focuses on driving a step change in growth over the long term by supplementing growth within the Company’s existing core businesses, with a significantly increased level of investment focused on Raven Autonomy™ and Raven Composites™. This strategy will be implemented through increased investment in research and development, acquisitions and partnerships, capital expenditures and business development activities in order to execute our specific initiatives and strategies for the advancement of Raven Autonomy™ and Raven Composites™. Given the significance of the planned investments, it is expected that margins will be lower in the near term while Raven Autonomy™ and Raven Composites™ are established and sales ramp. This is especially true in the next two fiscal years (FY 2021 and FY 2022). These investments are expected to drive substantial growth in sales and earnings over the long term, beginning in FY 2023.

Highlights of the strategic plan include:

▪Expectations over the next five years (FY 2021 – FY 2025):
▪Anticipate approximately $20M of incremental R&D expense per year over the next five years, approximately $15M of which is expected to be focused on the advancement of Raven Autonomy™
▪Anticipate approximately $2M of incremental selling expense in FY 2021 to support the commercialization of Raven Autonomy™
▪Expect incremental amortization of approximately $5M per year from the recently announced acquisition of Smart Ag® and majority ownership in DOT™
▪Anticipate a threefold increase in total investment made across research and development (R&D), acquisitions and capital expenditures over the next five years, from $250M to $875M
▪Expectations over the long term (average expectations over the long term after FY 2025):
▪Generate a compound annual growth rate of 10% in both net sales and earnings
▪Achieve operating margins of:
▪30 – 32% for Applied Technology
▪18 – 20% for Engineered Films, and
▪15 – 20% for Aerostar

A live audio webcast of the event will begin at 10:30 a.m. ET on Tuesday, November 5, 2019. To join the conference call, please dial +1 (866) 393-0676 [international callers please dial +1 (253) 237-1149] with an audience passcode of 9248847. Alternatively, the call, along with presentation materials, may be accessed through the Investor Relations section of the company’s website at http://investors.ravenind.com. For those unable to listen live, an audio replay of the event will remain archived in the Investor Relations section of the Company’s website for approximately 90 days following the event.

About Raven Industries, Inc.
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Generally, forward-looking statements can be identified by words such as “may,” “will,” “plan,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “should,” “estimate,” “predict,” “project,” “would,” and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development – are forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10-K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Director
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc.

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